Exhibit 23.6

CONSENT OF DIRECTOR NOMINEE

I hereby consent to being named in the Registration Statement on Form S-11 of American Capital Mortgage Investment Corp. (the “Company”), and to serve as a director of the Company.

Dated: May 12, 2011

Signature

/s/ Morris A. Davis Morris A. Davis